UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 2, 2008 (August 27, 2008)

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 San Felipe, Suite 485
Houston, Texas 77063
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On August 27, 2008, UHY LLP (“UHY”) advised Vanguard Natural Resources, LLC (the “Company”) that, in light of the Company’s employment of a member of the UHY audit engagement team, effective as of September 8, 2008, UHY will no longer be able to serve as the Company’s independent registered public accounting firm because it believes it will no longer satisfy the independence requirements necessary to certify the financial statements of the Company. As a result, UHY has resigned as the Company’s independent registered public accounting firm, effective as of August 27, 2008.

UHY has expressed an unqualified opinion on the consolidated financial statements of the Company for the year ended December 31, 2007 and the consolidated financial statements of Vanguard Natural Gas, LLC (formerly Nami Holding Company, LLC) for the year ended December 31, 2006. During the two most recent fiscal years and interim period preceding UHY’s resignation, there were no (a) disagreements with UHY or (b) any reportable events as defined under Item 304(a)(1)(v) of Regulation S-K.

The Company provided UHY with a copy of this Current Report on Form 8-K and has requested that UHY furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of UHY’s letter dated September 2, 2008 is attached herewith as Exhibit 16.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

Exhibit 16.1	Letter re change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

	By:	/s/ Scott W. Smith
	Name:	Scott W. Smith
	Title:	President and Chief Executive Officer
September 2, 2008

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

Exhibit 16.1	Letter re change in certifying accountant